UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------



                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 30, 2001


                      MICROWAVE TRANSMISSION SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)



         Texas                        000-30722                75-2197372
   -----------------               ------------------       ---------------
(State or other jurisdiction        (Commission             (I.R.S. Employer
 of incorporation)                   File Number)           Identification No.)




                   541 Sterling Drive, Richardson, Texas 75081
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               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code: (972)669-0591



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Item 2. Acquisition or Disposition of Assets.

         On August 30, 2001, Microwave Transmission Systems, Inc. ("the Company") closed the acquisition via merger CKS Management, Inc., Viper Communication Systems, Inc. and Epic Communications, Inc., three Texas corporations engaged in the same business as the company of constructing and maintaining wireless communications transmitting and receiving facilities for providers of wireless communication services (the "Acquired Businesses"). The transactions are structured as mergers of the Acquired Businesses into three wholly owned subsidiaries of the Company formed for the purpose of effecting the mergers. The Acquired Businesses will continue to operate as separate subsidiaries under their same names before the transactions. Consideration for the mergers consisted of 5,378,796 shares of the Company's Common Stock and cash in the amount of $2,514,168. Such cash was obtained from the proceeds of a loan from Comerica Bank - Texas. Of such consideration, 2,017,932 shares of common stock will be issued, and $894,975.17 of the cash will be paid to P. David Spurlin, the Chief Executive Officer of the Company and the controlling shareholder of the Acquired Businesses. The merger consideration was determined based upon an internal valuation using a formula of five times estimated earnings for the year ending December 31, 2001.

Item 7.     Financial Statements and Exhibits.

         (a) Financial Statements of the Acquired Businesses will be filed by amendment.

         (b) Pro forma financial information will be filed by amendment.

         (c) Exhibits

                  2.2.1 Agreement and Plan of Merger dated August19, 2001 regarding CKS Management, Inc.

                  2.2.2. Agreement and Plan of Merger dated August19, 2001 regarding Viper Communication Systems, Inc.

                  2.2.3. Agreement and Plan of Merger dated August19, 2001 regarding Epic Communications, Inc.

                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Microwave Transmission Systems, Inc.

Dated:   September 6, 2001            By:      /s/ P. David Spurlin
                                               ----------------------
                                      Name:      P. David Spurlin
                                      Title    Chief Executive Officer

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